Exhibit 23.1


                 [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 24, 1997, on our audits of the consolidated financial statements and financial statement schedules of The Limited, Inc. as of February 1, 1997 and February 3, 1996, and for the years ended February 1, 1997, February 3, 1996 and January 28, 1995, which report was included in the The Limited, Inc. Annual Report on Form 10-K for the year ended February 1, 1997. We also consent to the reference to our Firm under the caption "Experts".



                                             /s/ Coopers & Lybrand L.L.P.
                                             Coopers & Lybrand L.L.P.

Columbus, Ohio
February 16, 1998